EXHIBIT 99.1

McDermott Reports Third Quarter 2015 Financial and Operational Results

Lump Sum Award in Saudi Arabia and Two New Awards in Qatar

Significant Build of Backlog

PB Litoral Sail-Away and Float-over

Company to Host Conference Call and Webcast Today at 4:00 pm CDT

HOUSTON, Nov. 09, 2015 (GLOBE NEWSWIRE) -- McDermott International, Inc. (NYSE:MDR) (“McDermott” or the “Company”) today announced financial and operational results for the quarter ended September 30, 2015.  The Company realized third quarter 2015 adjusted net income of $26.7 million, or $0.09 per fully diluted share, excluding restructuring charges of $6.3 million and a legal settlement of $16.7 million, compared to an adjusted net loss of $25.5 million, or $0.11 per fully diluted share, excluding restructuring charges of $4.7 million in the prior-year quarter. The calculations of total and per share adjusted net income and adjusted operating income are shown in the tables below under the caption “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Consolidated GAAP third quarter 2015 earnings per share attributable to McDermott stockholders, including the restructuring charges and the legal settlement, were earnings of $0.01 per fully diluted share, compared to a loss of $0.13 per fully diluted share for the prior-year quarter.

“This was a very strong quarter of new awards for the Company, predominantly in our core Middle East markets. The award of the first lump sum contract under the new Saudi Aramco Long Term Agreement in the quarter represents the single largest award in the history of our Middle East business and demonstrates that our ongoing emphasis on client engagement is generating tangible results. Additionally, we were successful in winning two new contracts in Qatar, bringing our awards in that country to four this year,” said David Dickson, President and Chief Executive Officer of McDermott. “Our continued focus on project execution is also generating positive results. During the quarter, we saw the successful sail-away of the PB Litoral structure from our Altamira yard and our marine campaign at Ichthys remains on schedule. While the macro commodity price environment remains challenging and our customers are assessing a lower for longer commodity price scenario, we continue to see project opportunities moving forward in the offshore brownfield markets and with our key Middle East customers.”

Third Quarter 2015 Operating Results

The Company reported third quarter 2015 revenues of $805.9 million, an increase of $391.3 million, compared to revenues of $414.6 million for the prior-year third quarter. Revenues for the third quarter of 2015 were positively impacted by strong revenue recognition at the INPEX Ichthys project, three Middle East projects, the Brunei Shell Petroleum project and the PB Litoral project in Mexico.

McDermott’s adjusted operating income was $52.5 million for the third quarter of 2015, excluding restructuring charges and the legal settlement mentioned above. These results compare to the 2014 third quarter adjusted operating loss of $6.0 million, excluding restructuring charges.  Operating income for the third quarter 2015 was positively impacted by loss recovery from the PB Litoral project, as a result of a confirmed contract extension, as well as the successful negotiation and conclusion of certain weather claims in the Middle East and improved marine utilization.

Cash provided by operating activities in the third quarter 2015 was $20.7 million, compared to a use of cash of $19.4 million for the third quarter 2014.

Operational Update

In the Americas, Europe and Africa area (“AEA”), fabrication of the PB Litoral structure was completed in the Altamira yard and the 7,200-ton structure was loaded out on schedule. The PB Litoral project team achieved 2.9 million man-hours without a Lost Time Injury (“LTI”). Offshore, the installation of the jacket and tripod structures was also completed in late September. The final hookup, commissioning and start-up is expected to be complete during the first quarter of 2016. During the quarter, McDermott’s Derrick Barge 50 (“DB 50”) and North Ocean 102 (“NO 102”) vessels successfully executed the first phase of the Exxon Julia offshore project with transportation of umbilical product from Norway, as well as the installation of piles, primary and secondary subsea distribution units and a manifold. The second phase of the NO 102 scope at the Julia project is well progressed and the DB 50 is scheduled to return to the field at the end of 2015 for the final installation work. The DB 50 also successfully executed module lifts for Deep Gulf Energy and Enbridge in the Gulf of Mexico during the quarter. With the award of the LLOG OTIS subsea project announced in the second quarter, the McDermott spoolbase development in Gulfport, Mississippi, continues to advance and was fully operational at the end of October. The spoolbase is expected to deliver rigid pipe for the North Ocean 105 offshore installation at the LLOG project in the first quarter of 2016.

In the Middle East area (“MEA”), following the Company’s selection by Saudi Aramco as one of the finalists for its new Long Term Agreement (“LTA”), McDermott was awarded a lump sum contract for brownfield work in four fields offshore Saudi Arabia. The award for a full scope engineering, procurement, construction and installation (“EPCI”) project represents the largest single award for MEA operations in Company history. Utilizing the Company’s shallow water installation vessels and fabrication yards in Dammam and Jebel Ali, the complex project work is expected to be completed in 2018. McDermott also received two new awards during the quarter for work in Qatar. The first award was from RasGas and the second from Qatar Petroleum for brownfield work offshore Qatar. Each of these awards represents the second award McDermott has received from these customers during 2015.  Marine Operations in the area achieved a number of major safety milestones during the quarter reaching 5 million man-hours LTI free, including 4 years without a recordable incident and 12 million man-hours LTI free on board one of the Company’s key vessels, the DB 27.

In the Asia area (“ASA”), the INPEX Ichthys project achieved all of the agreed-upon milestones during the quarter, remaining on schedule. McDermott’s Construction Support Vessel 108 successfully completed the majority of its 2015 marine campaign with good productivity and the project’s HSE performance continues to be strong, achieving over 14 million man-hours without an LTI. In addition, all the inline structures required for pipelay at Ichthys have now been completed in the Company’s Batam yard.  At the Brunei Shell Petroleum Project, the Derrick Barge 30 (“DB 30”) and Emerald Sea are nearing completion of the complex 2015 program. The DB 30, Emerald Sea and various supporting vessels completed the installation of approximately 4 miles of corrosion resistant alloy pipelay, 16 miles of carbon steel pipelay and 3 miles of umbilical installation. Precommissioning and tie-in activities also commenced during the quarter.  In August, the Batam yard was awarded a contract to fabricate over 22,000 tons of LNG modules adding to the over 13,000 tons of LNG modules awarded to McDermott’s joint venture QMW in June. The fabrication yard also celebrated a significant milestone of 30 million fabrication man-hours without a LTI, establishing a decade long track record of safety.

Other Financial Information

As of September 30, 2015, McDermott reported total assets of $3.4 billion. Included in this amount was $767.2 million in cash and cash equivalents and restricted cash. At quarter end, the Company had $851.2 million in debt outstanding, inclusive of $21.8 million of debt issuance costs, and total equity of $1.6 billion, or 46% of total assets.

Weighted average common shares outstanding on a fully diluted basis were approximately 280.8 million and 237.4 million for the quarters ended September 30, 2015 and September 30, 2014, respectively. Common shares for the settlement of the common stock purchase contracts related to the Tangible Equity Units (“TEUs”) representing 40.9 million additional shares, as well as other potentially dilutive shares, were included in the calculation of diluted weighted average shares for the quarter ended September 30, 2015, due to the Company’s positive Net Income position. For the quarter ended September 30, 2014, the TEUs and other dilutive shares were not considered in the fully diluted share count, due to their anti-dilutive effects.

Contract Backlog Summary

As of September 30, 2015, the Company’s backlog was $4.4 billion, compared to $3.1 billion at June 30, 2015. Of the September 30, 2015 backlog, approximately 73% is related to offshore operations and approximately 27% is related to subsea operations. Order intake in the third quarter 2015 totaled $2.1 billion and included the new LTA lump sum award from Saudi Aramco and two awards in Qatar.

At September 30, 2015, the Company was targeting to bid approximately $16.6 billion in projects that it expects to be awarded to the market through December 31, 2016.  In total, the Company’s potential revenue pipeline, including backlog, was $23.6 billion as of September 30, 2015.

Cost Structure Update

The McDermott Profitability Initiative (“MPI”) is expected to exceed its annual target and the Company now expects to realize in-year cash savings of over $100 million in 2015, before restructuring charges. Keys to exceeding the original milestone have been the continued rightsizing of the organization, quicker returns on the strategic sourcing and hybrid crewing initiatives and other general policy changes the Company has implemented. Progress during the quarter included the roll-out of the hybrid crewing model and the beginning of the relocation of the Halifax marine office to Houston; the signing of several frame agreements with suppliers to solidify savings and leverage the Company’s global purchasing power; and the decision to relocate the Company’s Asia area headquarters from Singapore to Kuala Lumpur to take advantage of a more favorable cost structure and to create a greater in-country presence in Malaysia for some of McDermott’s key customers.  Restructuring costs for the quarter were $6.3 million.

Conference Call

McDermott has scheduled a conference call and webcast related to its third quarter 2015 results today at 4:00 p.m. U.S. Central Time.  Interested parties may listen over the Internet through a link posted in the Investor Relations section of the Company’s Web site. A replay of the webcast will be available for seven days after the call and may be accessed by dialing (855) 859-2056, Passcode #56013885. In addition, a presentation will be available on the Investor Relations section of the Company’s Web site that contains supplemental information on the Company’s financial results, operations and business outlook.

About the Company

McDermott is a leading provider of integrated engineering, procurement, construction and installation (EPCI) services for upstream field developments worldwide.  The Company delivers fixed and floating production facilities, pipelines and subsea systems from concept to commissioning for complex Offshore and Subsea oil and gas projects to help oil companies safely produce and transport hydrocarbons.  Our customers include national and major energy companies.  Operating in approximately 20 countries across the world, our locally focused and globally integrated resources include approximately 10,300 employees, a diversified fleet of specialty marine construction vessels, fabrication facilities and engineering offices. We are renowned for our extensive knowledge and experience, technological advancements, performance records, superior safety and commitment to deliver.  McDermott has served the energy industry since 1923 and is listed on the New York Stock Exchange.

To learn more, please visit our website at www.mcdermott.com

NON-GAAP MEASURES
This press release includes several “non-GAAP” financial measures as defined under Regulation G of the U.S. Securities Exchange Act of 1934, as amended. We report our financial results in accordance with U.S. generally accepted accounting principles, but believe that certain non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of those operations. The non-GAAP measures we have presented in this press release include non-GAAP Adjusted Operating Income (Loss) and the total and diluted per share amounts of non-GAAP Adjusted Net Income (Loss) Attributable to the Company. Each of these non-GAAP financial measures excludes the effect of restructuring charges and a legal settlement. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most comparable GAAP measures are provided in the supplemental information set forth at the end of this press release.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott cautions that statements in this press release which are forward-looking, and provide other than historical information, involve risks, contingencies and uncertainties that may impact McDermott's actual results of operations.  These forward-looking statements include, but are not limited to, statements about: backlog, bids and change orders outstanding, projects McDermott expects to bid and the expected timing of award of such, and revenue pipeline, to the extent to which these may be viewed as indicators of future revenues or profitability; continued project opportunities in certain markets and with certain customers; the expected scope, execution and timing associated with certain projects discussed herein; expected earnings and other financial guidance provided for the full year of 2015; expectations regarding improvements and savings related to McDermott’s profitability initiative; and the Company’s plans or expectations with respect to certain marine operations. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct.  Those statements are made by using various underlying assumptions and are subject to numerous risks, contingencies and uncertainties, including, among others: adverse changes in the markets in which we operate or credit markets; our inability to successfully execute on contracts in backlog; changes in project design or schedules; the availability of qualified personnel; changes in the terms, scope or timing of contracts, contract cancellations, change orders and other modifications and actions by our customers and business partners; changes in industry norms and adverse outcomes in legal or other dispute resolution proceedings.  If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected.  You should not place undue reliance on forward-looking statements. For a more complete discussion of these and other risk factors, please see McDermott's annual and quarterly filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2014 and subsequent quarterly reports on Form 10-Q.  This press release reflects management's views as of the date hereof. Except to the extent required by applicable law, McDermott undertakes no obligation to update or revise any forward-looking statement.

McDERMOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

	(Unaudited)
	(In thousands, except share and per share amounts)

Revenues	$805,857	$414,595	$2,402,857	$1,494,489

Costs and Expenses:
Cost of operations	720,961	370,271	2,121,942	1,394,062
Selling, general and administrative expenses	44,664	51,681	144,133	157,089
Loss (gain) on disposal of assets	(100)	(4,818)	1,443	(46,362)
Impairment loss (recovery)	-	-	6,808	(10,664)
Restructuring expenses	6,346	4,724	32,126	12,112
Total costs and expenses	771,871	421,858	2,306,452	1,506,237

Loss from Investments in Unconsolidated Affiliates	(4,526)	(3,448)	(18,748)	(5,647)

Operating Income (Loss)	29,460	(10,711)	77,657	(17,395)

Other Income (Expense):
Interest expense, net	(13,015)	(11,847)	(38,179)	(50,531)
Gain (loss) on foreign currency, net	(1,373)	(2,397)	(898)	143
Other income (expense), net	1,556	473	1,100	(104)
Total other expense	(12,832)	(13,771)	(37,977)	(50,492)

Income (loss) before provision for income taxes and noncontrolling interests	16,628	(24,482)	39,680	(67,887)

Provision for income taxes	9,094	1,464	30,504	9,741

Net income (loss)	7,534	(25,946)	9,176	(77,628)
Less: net income attributable to noncontrolling interest	3,868	4,306	8,491	6,541

Net income (loss) attributable to McDermott International, Inc.	$3,666	$(30,252)	$685	$(84,169)

Income (loss) per share
Net income (loss) attributable to McDermott International, Inc.:
Basic	$0.02	$(0.13)	$-	$(0.35)
Diluted	$0.01	$(0.13)	$-	$(0.35)

Shares used in the computation of income (loss) per share:
Basic:	238,594,178	237,429,394	238,128,962	237,262,044
Diluted:	280,797,155	237,429,394	279,025,262	237,262,044

McDERMOTT INTERNATIONAL, INC.
EARNINGS PER SHARE COMPUTATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

	(In thousands, except share and per share amounts)

Net income (loss) attributable to McDermott International, Inc.	$3,666	$(30,252)	$685	$(84,169)

Weighted average common shares (basic)	238,594,178	237,429,394	238,128,962	237,262,044
Effect of dilutive securities:
Tangible equity units	40,896,300	-	40,896,300	-
Stock options, restricted stock and restricted stock units	1,306,677	-	-	-
Adjusted weighted average common shares and assumed exercises of stock options and vesting of stock awards (diluted)	280,797,155	237,429,394	279,025,262	237,262,044

Basic loss per share
Net income (loss) attributable to McDermott International, Inc.	$0.02	$(0.13)	$-	$(0.35)

Diluted loss per share:
Adjusted net income (loss) attributable to McDermott International, Inc.	$0.01	$(0.13)	$-	$(0.35)

SUPPLEMENTARY DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

	(In thousands)

Depreciation & amortization expense	24,611	22,408	75,982	68,655
Drydock amortization	4,252	5,601	13,910	15,567
Capital expenditures	18,133	61,569	66,118	216,526
Backlog	4,420,579	3,979,707	4,420,579	3,979,707

McDERMOTT INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
	September 30, 2015	December 31, 2014

	(Unaudited)
	(In thousands, except shares and par value data)
Assets
Current Assets:
Cash and cash equivalents	$631,385	$665,309
Restricted cash and cash equivalents	135,816	187,585
Accounts receivable – trade, net	123,183	143,370
Accounts receivable – other	61,058	79,915
Contracts in progress	515,418	357,617
Deferred income taxes	8,298	7,514
Other current assets	41,782	46,071
Total Current Assets	1,516,940	1,487,381
Property, Plant and Equipment	2,464,319	2,487,815
Less Accumulated depreciation	(860,011)	(830,467)
Net Property, Plant and Equipment	1,604,308	1,657,348
Accounts Receivable – Long-Term Retainages	146,361	137,468
Investments in Unconsolidated Affiliates	29,022	38,186
Deferred Income Taxes	11,953	17,313
Investments	729	2,216
Other Assets	74,896	76,967
Total Assets	$3,384,209	$3,416,879

Liabilities and Equity
Current Liabilities:
Notes payable and current maturities of long-term debt	$27,749	$27,026
Accounts payable	303,790	219,384
Accrued liabilities	377,663	369,749
Advance billings on contracts	97,371	199,865
Deferred income taxes	17,492	19,753
Income taxes payable	14,547	25,165
Total Current Liabilities	838,612	860,942
Long-Term Debt	823,485	837,443
Self-Insurance	19,589	17,026
Pension Liability	16,729	18,403
Non-current Income Taxes	49,669	49,229
Other Liabilities	83,282	94,722
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $1.00 per share, authorized
400,000,000 shares; issued 246,774,167 and 245,209,850 shares, respectively	246,774	245,210
Capital in excess of par value (including prepaid common stock purchase contracts)	1,685,395	1,676,815
Accumulated Deficit	(242,216)	(239,572)
Treasury stock, at cost: 7,810,046 and 7,400,027 shares, respectively	(92,294)	(96,441)
Accumulated other comprehensive loss	(104,085)	(97,808)
Stockholders' Equity - McDermott International, Inc.	1,493,574	1,488,204
Noncontrolling interest	59,269	50,910
Total Equity	1,552,843	1,539,114
Total Liabilities and Equity	$3,384,209	$3,416,879

McDERMOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Month Ended September 30,
	2015	2014

	(Unaudited)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9,176	$(77,628)
Non-cash items included in net income (loss):
Depreciation and amortization	75,982	68,655
Drydock amortization	13,910	15,567
Stock-based compensation charges	12,991	14,387
Loss from investments in unconsolidated affiliates	18,748	5,647
Loss (gain) on asset disposals	1,443	(46,362)
Impairment loss (recovery)	6,808	(10,664)
Restructuring expense (gain)	11,954	(2,235)
Deferred taxes	2,315	(4,175)
Other non-cash items	3,164	5,210
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	11,294	44,368
Net contracts in progress and advance billings on contracts	(260,317)	10,353
Accounts payable	98,552	(99,588)
Accrued and other current liabilities	(7,269)	(16,200)
Pension liability and accrued postretirement and employee benefits	(1,319)	1,180
Other assets and liabilities	(2,778)	(20,813)
TOTAL CASH USED IN OPERATING ACTIVITIES	(5,346)	(112,298)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(66,118)	(216,526)
Restricted cash and cash equivalents	51,769	(215,663)
Purchases of available-for-sale securities	-	(1,997)
Sales and maturities of available-for-sale securities	3,175	12,903
Investments in unconsolidated affiliates	(6,960)	-
Proceeds from asset dispositions	10,669	70,252
Other	417	(5,076)
TOTAL CASH USED IN INVESTING ACTIVITIES	(7,048)	(356,107)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt	-	1,337,500
Repayment of debt	(18,004)	(289,542)
Debt issuance cost	-	(46,914)
Distribution to noncontrolling interest	(24)	(5,002)
Other	(928)	(1,537)
TOTAL CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(18,956)	994,505

EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(2,574)	(851)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(33,924)	525,249
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	665,309	118,702
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$631,385	$643,951

McDERMOTT INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

McDermott reports its financial results in accordance with the U.S. generally accepted accounting principles (“GAAP”). This press release also includes several Non-GAAP1financial measures as defined under the SEC’s Regulation G. The following table reconciles Non-GAAP financial measures to comparable GAAP financial measures:

	Three Months Ended September 30,
	2015		2014
		Diluted Earnings		Diluted Earnings
	Net (Loss) Income	(Loss) Per Share	Net (Loss) Income	(Loss) Per Share

	(In thousands, except share and per share amounts)

GAAP Net Income (Loss) Attributable to the Company	$3,666	0.01	$(30,252)	(0.13)

Less: Adjustments
Restructuring charges[2]	6,346	0.02	4,724	0.02
Legal settlement[3]	16,682	0.06	-	-

Total Non-GAAP Adjustments	23,028	0.08	4,724	0.02

Non-GAAP Adjusted Net Income (Loss) Attributable to the Company	26,694	0.09	(25,528)	(0.11)

	Three months ended
	September 30,
	2015	2014

GAAP Operating Income (Loss)	$29,460	$(10,711)

Non-GAAP Adjustments	23,028	4,724

Non-GAAP Adjusted Operating Income (Loss)	52,488	(5,987)

1Non-GAAP measures are comprised of the total and diluted per share amounts of adjusted net income (loss) attributable to the Company and adjusted operating income (loss), in each case excluding the impact of certain identified items. The Company believes that adjusted net income (loss) and adjusted operating income (loss) are useful measure for investors to review because they provide a consistent measure of the underlying results of our ongoing business. Furthermore, management uses adjusted net income (loss) and adjusted operating income (loss) as a measure of the performance of our operations. However, Non-GAAP measures should not considered as substitutes for operating income, net income or other data prepared  and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance  with GAAP.

2Restructuring charges of $6.3 million and $4.7 million primarily associated with workforce reductions, facility closures, consultant fee, contract terminations and asset impairments were recorded during the third quarter of 2015 and 2014, respectively.

3Costs related to a legal settlement of $16.7 million were recorded during the third quarter of 2015.

CONTACT:
Investors & Financial Media
Darcey Matthews
Vice President, Investor Relations
281.870.5147
dmatthews@mcdermott.com